UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )
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AMERICAN OIL & GAS INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AMERICAN OIL & GAS INC.
1050 17th Street, Suite 2400
Denver, Colorado 80265
(303) 991-0173
NOTICE OF ANNUAL STOCKHOLDERS’ MEETING
To be held July 23, 2009
To Our Stockholders:
You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of American Oil & Gas Inc. to be held on July 23, 2009, at 9:00 am (Denver, Colorado time) at Patton Boggs LLP, 1801 California Street, Suite 4900, Denver, Colorado 80202.
A proxy statement and proxy card for this Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and voting upon the following matters:
1.	The election of five directors for terms of one year each or until their successors are elected and qualified;
2.	To consider and vote upon a proposal recommended by the board of directors to amend the 2006 Stock Incentive Plan;
3.	To ratify and approve the selection by the board of directors of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and
4.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
Information about the matters to be acted upon at the Annual Meeting is set forth in the accompanying proxy statement.
Stockholders of record at the close of business on June 23, 2009 are the only stockholders entitled to notice of and to vote at the Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting in person. Whether you expect to attend the Annual Meeting or not, please vote, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the Annual Meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.
By order of the board of directors,

/s/ Patrick D. O’Brien

Patrick D. O’Brien
Chairman and Chief Executive Officer
June 22, 2009
Denver, Colorado
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 23, 2009.
The proxy materials for this Annual Meeting are available over the Internet at: www.proxydocs.com/aez

AMERICAN OIL & GAS INC.
1050 17th Street, Suite 2400
Denver, Colorado 80265
(303) 991-0173
PROXY STATEMENT
FOR THE ANNUAL STOCKHOLDERS’ MEETING
ON JULY 23, 2009

MEETING INFORMATION
This proxy statement is being furnished to the stockholders of American Oil & Gas Inc. (the “Company,” “we,” “us,” or “our”) on or about June 26, 2009, in connection with the solicitation of proxies by the board of directors to be voted at the annual stockholders’ meeting (the “Annual Meeting”). The Annual Meeting will be held on July 23, 2009, at 9:00 am (Denver, Colorado time) at Patton Boggs LLP, 1801 California Street, Suite 4900, Denver, Colorado 80202.
The purpose of the Annual Meeting is to consider and vote upon:
1.	The election of five directors for terms of one year each or until their successors are elected and qualified;
2.	To consider and vote upon a proposal recommended by the board of directors to amend the 2006 Stock Incentive Plan;
3.	To ratify and approve the selection by the board of directors of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and
4.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
RECORD DATE AND VOTING SECURITIES
You are entitled to one vote for each share of voting common stock you own.
Your proxy will be voted in accordance with the directions you specify in the proxy. If you do not provide directions in the proxy but sign the proxy and return it, your proxy will be voted (a) FOR each of the nominees for director named in the proxy statement, (b) FOR the amendment to the 2006 Stock Incentive Plan, (c) FOR the ratification and approval of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and (d) in the discretion of the proxy holders, for any other proposals that properly come before the Annual Meeting.
Only those stockholders that owned shares of the Company’s voting common stock on June 23, 2009, the record date established by the board of directors, will be entitled to vote at the Annual Meeting.
QUORUM AND VOTING
In order to have a quorum to transact business at the Annual Meeting, at least one-third of the total number of issued and outstanding shares of common stock must be present at the Annual Meeting, in person or by proxy. If there are not sufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the board of directors may postpone or adjourn the Annual Meeting in order to permit the further solicitation of proxies. At any postponed or adjourned meeting, proxies received pursuant to this proxy statement will be voted in the same manner described in this proxy statement with respect to the original meeting. Under the rules applicable to broker-dealers, the proposal for the election of a director is considered to be a routine matter upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker. For such non-routine matters, the broker cannot vote either way and reports the number of such shares as “non-votes.” Because all matters to be voted upon at the Annual Meeting are routine matters and give brokers discretionary voting powers, there will not be any broker non-votes.

SOLICITATION AND VOTING OF PROXIES
It is important that you are represented by proxy or are present in person at the Annual Meeting. The Company requests that you vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage paid envelope. Your proxy will be voted in accordance with the directions you provide. If you sign, date and return your proxy but do not provide any instructions, your proxy will be voted (i) FOR each of the nominees as directors; (ii) FOR the amendment to the 2006 Incentive Plan to increase the number of authorized shares; and (iii) FOR the ratification and approval of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
Other than the matters set forth in this proxy statement, the Company is not aware of any additional matters that will be presented for consideration at the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, your proxy will be voted in the discretion of the proxy holder.
You may revoke your proxy at any time prior to its exercise by:
1.	filing a written notice of revocation with the secretary of the Company,

2.	delivering to the Company a duly executed proxy bearing a later date, or

3.	attending the Annual Meeting, filing a notice of revocation with the secretary and voting in person.
The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to our common stockholders will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary, officers and regular employees of the Company may make solicitations of proxies by telephone or telegraph or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s common shares held of record by such persons, and the Company will reimburse them for their related charges and expenses.
PROPOSALS FOR STOCKHOLDER ACTION
Proposal 1: Election of Directors
At the Annual Meeting, the stockholders will elect five members of the board of directors of the Company, each to a one-year term. The board of directors has nominated Andrew P. Calerich, Nick DeMare, C. Scott Hobbs, Patrick D. O’Brien and Jon R. Whitney to serve as directors.
Directors of the Company serve a one-year term or until their successors are elected and qualified. All of the aforementioned nominees currently serve as a director and have indicated their willingness to continue to serve as a director if elected. However, if any of the nominees is unable or declines to serve for any reason, your proxy will be voted for the election of a substitute nominee selected by the proxy holders.
The affirmative vote of a plurality of the shares represented at the Annual Meeting is required to elect a director. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for the persons named as management’s nominees for directors of the Company.

Board of Directors
The following table sets forth each of the nominees’ name, age, and positions and offices with the Company. The expiration of each of their current terms as directors of the Company expires at the Annual Meeting. The board of directors recommends a vote FOR each of the nominees set forth below:

Name	Age	Position
Patrick D. O’Brien	60	Chief Executive Officer and Chairman of the Board of Directors
Andrew P. Calerich	44	President and Director
Jon R. Whitney	65	Director
C. Scott Hobbs	55	Director
Nick DeMare	54	Director
Patrick D. O’Brien has served as our CEO and as a director of the Company since February 19, 2003. Mr. O’Brien served as our President from February 19, 2003 until July 16, 2003. Mr. O’Brien was chief executive officer, president, co-founder and a director of Tower Colombia Corporation, which we acquired in April 2005 by merger. Prior to co-founding Tower Colombia Corporation in 1995, Mr. O’Brien co-founded Tower Energy in 1984 and co-founded Tower Drilling Company in 1980. Mr. O’Brien began his career in the oil and gas industry with the Dowell Division of Dow Chemical Company where he engineered and supervised all phases of well stimulation and cementing. He joined the Colorado Interstate Gas Company in 1974 where he was responsible for the design, acquisition and development of company-owned gas storage fields. In 1980, Mr. O’Brien joined Montana Power Company as Senior Petroleum Engineer with the responsibility for design, long-range planning and performance economics for its exploration and development programs. Mr. O’Brien has over 30 years oil and gas experience. Mr. O’Brien received his B.S. in Petroleum Engineering from the Montana College of Mineral and Science and Technology.
Andrew P. Calerich has served as our President since July 17, 2003, and as a director since October 30, 2003. He also served as our Chief Financial Officer from July 17, 2003 to June 30, 2006. Mr. Calerich has over 16 years of public company oil and gas finance experience in a variety of capacities for various companies. Previously, he served as Vice President and Chief Financial Officer for Denver Colorado based PYR Energy Corporation. From 1993 to 1997, he was a business consultant specializing in accounting and finance for public and private oil and gas producers in Denver. From 1990 to 1993, Mr. Calerich was employed as corporate Controller at Tipperary Corporation, a public oil and gas exploration and production company. He began his professional career in public accounting with an international accounting firm. Mr. Calerich earned B.S. degrees in both Accounting and Business Administration at Regis University in Denver.
Jon R. Whitney has served as a director since February 2005. Mr. Whitney began his employment with Colorado Interstate Gas Company, a natural gas transmission company, on October 1, 1968 as an accountant and in 1970 was promoted to accounting supervisor. Mr. Whitney joined the regulatory area in 1971 and in 1973 was promoted to Vice President, Regulatory Affairs and Controller. He was subsequently promoted to Senior Vice President and then Executive Vice President, with the additional responsibilities of Administration, Marketing, Engineering and Operations. In 1990, he was promoted to President and Chief Executive Officer and ultimately held various officer positions with 15 different companies within the corporate family. He also has held committee positions with the Interstate Natural Gas Association of America and the American Gas Association and has held directorships with several outside companies and community organizations. Prior to his employment with Colorado Interstate Gas Company, he was a Certified Public Accountant in private practice. Mr. Whitney is currently a member of Peak Energy Ventures, a natural gas consulting company.
C. Scott Hobbs has served as a director since July 2008. Mr. Hobbs has been in the energy industry for over 30 years and is presently the managing member of his consulting firm, Energy Capital Advisors, LLC. Over the last eight years, Mr. Hobbs has provided consulting and advisory services to state government, investment bankers, private equity firms, and other investors evaluating major projects, acquisitions, and divestitures principally involving oil and gas pipelines, processing plants, power plants, and gas distribution assets. He presently serves as a director of Buckeye Partners, L.P. and CVR Energy, Inc., both public reporting companies. Mr. Hobbs has previously served as Executive Chairman of Optigas, Inc., President and Chief Operating Officer of Evergreen Energy and Executive Vice President and Chief Operating Officer for Coastal Corporation’s gas pipeline operations in the Rocky Mountain region. In his different positions at Coastal’s pipeline subsidiaries, Mr. Hobbs was responsible for operations, engineering, regulatory compliance, and all commercial activities including gas transportation and storage, gathering and processing, gas production and development, and merchant activities. Prior to joining the Coastal Corporation, Mr. Hobbs worked for Price Waterhouse and Co. in New Orleans, LA. He received a Bachelor of Science degree in Accounting from Louisiana State University and holds a CPA license in inactive status.

Nick DeMare has served as a director, designated audit committee financial expert and as Chairman of the Audit Committee since October 30, 2003. Mr. DeMare holds a Bachelor of Commerce degree from the University of British Columbia and is a member in good standing of the Institute of Chartered Accountants of British Columbia. Since May 1991, Mr. DeMare has been the President of Chase Management Ltd., a private company which provides a broad range of administrative, management and financial services to private and public companies engaged in mineral exploration and development, gold and silver production, oil and gas exploration and production and venture capital. Mr. DeMare indirectly owns 100% of Chase. Mr. DeMare currently serves as an officer and director of the following other public reporting companies:

Names of Reporting Issuers	Positions Held	Market

Aguila American Resources Ltd.	Director	TSXV
Andean American Mining Corp.	Director	TSXV
Astral Mining Corp.	Director	TSXV
Salazar Resources Ltd.	Director	TSXV
Enterprise Oilfield Group, Inc.	Director	TSXV
GGL Diamond Corp.	Director	TSXV
GeoPetro Resources Company	Director	NYSE Amex
Golden Peaks Resources Ltd.	Director	TSXV
Lariat Resources Ltd.	Director	TSXV
Mawson Resources Limited	Director	TSXV
Mirasol Resources Ltd.	Director	TSXV
Tinka Resources Limited	Director	TSXV
Executive Officers:
Joseph B. Feiten, 57, has served as Chief Financial Officer since June 29, 2006. A Certified Public Accountant for the past 35 years, Mr. Feiten served as Chief Financial Officer for publicly traded Tipperary Corporation from June 2002 until its acquisition by Santos, Ltd in October 2005, for $466 million. Tipperary was a Denver-based independent oil and natural gas exploration, development and production company. For April and May of 2002, Mr. Feiten was a full-time accounting consultant to Tipperary Corporation. For four months following the acquisition, Mr. Feiten was employed by Santos USA, as Vice-President of Accounting for Tipperary Corporation to assist in the transition of Tipperary operations to subsidiaries of Santos, Ltd. From June 2000 through March 2002, Mr. Feiten served as the full-time President of Pediatric Web, Inc., a privately held company, whose majority owner is Mr. Feiten’s brother, pediatrician Daniel Feiten, MD. From June 1974 through May 2000, Mr. Feiten was a CPA with PricewaterhouseCoopers, serving 18 of the last 20 years there as a national or global director in its energy and mining program. Mr. Feiten holds a BSBA in accounting and a MBA from the University of Denver. He is the co-author of the 4th (1996) and 5th (2000) editions of Petroleum Accounting Principles, Procedures, & Issues, the world’s leading reference book on U.S. financial accounting rules for the exploration, development and production of oil and natural gas.
Don E. Schroeder, 58, has served as Vice President of Land since February 12, 2007. Mr. Schroeder began his career in 1978 as a petroleum land man with Amoco Production Company, and later worked in various land management and executive positions in the oil and gas industry. Since September 2005, he has been the managing member of Eagle Path Properties, Inc. assembling and marketing exploration projects in the Rockies. From October 2004 to September 2005, he was land manager for Black Hills Exploration and Production, Inc. He served as the team leader for Northern Rockies Land of EnCana Oil & Gas (USA), Inc. from August 2002 to October 2004. Mr. Schroeder’s primary focus has been in the Rocky Mountains, but he also has experience in Texas, Oklahoma and Canada. Mr. Schroeder holds a B.B.A. degree in petroleum land management from the University of Texas at Austin and an MBA (with honors) from the University of Denver.
Peter T. Loeffler, 55, has served as Vice President of Exploration and Development since June 15, 2007. Since 2001, Mr. Loeffler has worked for Encana Oil and Gas, Inc., and was lead member of the Southern Rocky Mountain Exploration Team. Among his many accomplishments while with Encana, his team designed a 1,200 well development program in the Piceance Basin of Colorado, and he supervised the growth of the annual program budget from $4 million to $320 million over a four year period. Mr. Loeffler has over 30 years of oil and gas experience, and holds a B.A. in Geology from the University of Minnesota and an M.S. in Geology from the University of North Dakota. He began his professional career in 1977 with Kerr McGee Corporation in Casper, WY and has worked for Exxon Company USA and El Paso/Coastal Corporation.

The board of directors recommends a vote FOR the election of each of the nominees.
Proposal 2. Amendment of the 2006 Stock Incentive Plan.
The 2006 Stock Incentive Plan (the “2006 Plan”), initially approved by the stockholders on August 21, 2006, aligns the interests of employees, directors and other persons selected to receive awards with those of stockholders by rewarding long-term decision-making and actions for the betterment of the Company. We believe that equity-based compensation assists in the attraction and retention of qualified employees and provides them with additional incentive to devote their best efforts to pursue and sustain the Company’s superior long-term performance, enhancing the value of the Company for the benefit of its stockholders.
We are proposing an amendment to the 2006 Plan that would increase the number of shares authorized under the 2006 Plan by 1,500,000 shares to a total of 3,000,000 shares.
The following summary of the 2006 Plan, as proposed to be amended, is subject to the specific provisions contained in the full text of the 2006 Plan, as proposed to be amended, which we have filed with the SEC along with this proxy statement. For more information regarding the 2006 Plan, we urge you to read the full text of the 2006 Plan, as proposed to be amended, included as Appendix A of this proxy statement.
Shares Available for Issuance
The 2006 Plan, as proposed to be amended, provides that no more than 3,000,000 shares of our Common Stock may be issued for awards. If there is any change in the Company’s common stock by reason of any stock exchange, merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise, then the Compensation Committee shall make proportionate adjustments to the maximum number and kind of securities (i) available for issuance under the 2006 Plan; (ii) available for issuance as incentive stock options or non-qualified stock options; (iii) that may be subject to awards received by any participant; (iv) that may be subject to different types of awards; and (v) that are subject to any outstanding award, and (vi) the price of each security.
The 2006 Plan provides that shares covered by an award will not count against the shares available for issuance under the 2006 Plan until the award is actually issued and delivered to a participant. If an award granted under the 2006 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award will again be available for use under the 2006 Plan.
2006 STOCK INCENTIVE PLAN

	Aggregate Granted Number of Shares by Award Type:
		Restricted Stock	Restricted Stock Unit
Name and Position	Stock Options	Awards	Awards
Patrick O’Brien, Chief Executive Officer	0	82,500	0
Andrew Calerich, President	0	90,000	0
Joseph Feiten, Chief Financial Officer	60,000	0	0
Don Schroeder, VP of Land	0	25,000	0
Peter Loeffler, VP of Exploration & Development	240,000	100,000	0
All Executive Officers as a Group (six persons) (1)	300,000	380,000	0
All Directors who are not Executive Officers as a Group (three persons)	230,000	90,000	0
All employees other than Executive Officers as a Group	186,000	82,500	0
1.	This group consists of the Company’s Executive Officers as of June 1, 2009
The table above excludes stock options awarded under the Company’s 2004 Plan.

Eligibility
Awards may be made to any employee, officer, director of the Company and its related companies or other persons who provide services to the Company and its related companies. As of June 1, 2009, 20 persons were eligible to receive awards previously granted under the 2006 Plan.
Administration
The 2006 Plan shall be administered by the compensation committee which consists of the board of directors or a committee of the board of directors as the board of directors may from time to time designate; provided, however, that unless otherwise determined by the board of directors, the Compensation Committee shall consist solely of two or more directors, each of whom shall be (i) a “nonemployee director” within the meaning of Rule 16b-3; and (ii) an “outside director” as defined under Section 162(m) of the Code, unless administration of the 2006 Plan by an “outside director” has not been required in order to qualify for tax deductibility under Section 162(m) of the Code.
Types of Awards
Stock Options. The Company may grant either incentive stock options, which comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Compensation Committee sets option exercise prices and terms, except that the exercise price of an incentive stock option may be no less than 100% of the fair market value of the shares on the date of grant. At the time of grant, the Compensation Committee in its sole discretion will determine when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years.
Restricted Stock Awards. The Company may grant awards of restricted stock under the 2006 Plan. These shares may be subject to restrictions on transferability, risk of forfeiture and other restrictions as determined by the Compensation Committee. As a condition to a grant of an award of restricted stock, the Compensation Committee may require or permit a participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional awards under the 2006 Plan. Unless otherwise determined by the Compensation Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as Restricted Stock with respect to which such stock or other property has been distributed.
Restricted Stock Unit Awards. The Company may grant awards of Restricted Stock Units under the 2006 Plan. A Restricted Stock Unit is a grant valued in terms of common stock, but common stock is not issued at the time of grant. After participants who receive awards of Restricted Stock Units satisfy applicable vesting requirements, the Company will distribute shares or the cash equivalent of the number of shares used to value the Unit. If the participant does not meet the requirements prior to the end of the vesting period, the Units will be forfeited to the Company. Vesting requirements may be met by the passage of time or by either Company or individual performance. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as determined by the Compensation Committee, which restrictions may lapse at the expiration of the deferral period or at other times determined by the Compensation Committee.
Amendment and Termination of the 2006 Plan
The 2006 Plan may be amended, altered or discontinued, except that if any applicable statute, rule or regulation requires stockholder approval with respect to any amendment of the 2006 Plan, then to the extent so required, stockholder approval will be obtained. No amendment may impair the right of a participant under an outstanding agreement. The 2006 Plan terminates on July 24, 2016.
Federal Income Tax Consequences
The following is a summary of the material United States federal income tax consequences to us and to recipients of certain awards under the 2006 Plan. The summary is based on the Internal Revenue Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the 2006 Plan.

Nonqualified Stock Options. A recipient will not have any income at the time a nonqualified stock option is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of Company stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price.
Incentive Stock Options. A recipient will not have any income at the time an incentive stock option (“ISO”) is granted. Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Internal Revenue Code. Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.
Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income upon grant of Restricted Stock or Restricted Stock Units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For Restricted Stock only, a participant instead may elect to be taxed at the time of grant.
The Company generally will be entitled to a tax deduction in connection with an award under the 2006 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Internal Revenue Code.
Required Vote; Board Recommendation
An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to approve this matter.
The board of directors recommends a vote FOR
the amendment to the 2006 Plan.
Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm
The board of directors has appointed Hein & Associates, LLP as the independent registered public accounting firm for the Company for the fiscal year 2009. Stockholder ratification of the appointment is not required under the laws of the State of Nevada, but the board of directors has decided to ascertain the position of the stockholders on the appointment. The board of directors will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification.
A representative of Hein & Associates, LLP is not expected to be present at the Annual Meeting.
Auditor’s Fees
Fees for professional services provided by the Company’s independent registered public accounting firms in each of the last two fiscal years, in each of the following categories are:

	2008	2007

Audit fees	$48,525	$60,950
Audit-related fees	108,560	208,864
Tax fees	—	—
Other fees	—	—

	$157,085	$269,814

Fees for audit and audit-related services include fees associated with (i) the audit of the Company’s annual consolidated financial statements, (ii) the reviews of the financial statements included in the Company’s Forms 10-Q, (iii) the attestation of management’s assertions regarding effective internal controls in compliance with the requirements of Section 404 of the Sarbanes Oxley Act, (iv) comfort letters for stock registration and (v) reviews of correspondence with SEC staff. Tax fees included various federal, state and local tax services.
Pre-approval Policies and Procedures
Our audit committee charter provides that the audit committee shall pre-approve all auditing and non-auditing services of the independent registered public accounting firm, subject to de minimus exceptions for other than audit, review or attest services that are approved by the audit committee prior to completion of the audit. Alternatively, our audit committee charter provides that the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the audit committee, provided that the policies and procedures are detailed as to the particular services and the audit committee is informed of each service. All services provided by the independent registered public accounting firm have been pre-approved by our audit committee.
The board of directors recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm.
Other Matters
The Company does not currently know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, the proxy holders will vote your proxy in their discretion on such matters.
BOARD OF DIRECTORS
Board of Directors
The business affairs of the Company are managed under the direction of the board of directors. The board of directors meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring approval by the board of directors. It also holds special meetings as required from time to time when important matters arise requiring action between scheduled meetings. The board of directors had ten meetings during the 2008 fiscal year. Each of the Company’s directors participated in at least 75% of the meetings of the board of directors and the committees of the board on which he served during 2008. The Company does not have a formal policy regarding directors’ attendance at the Annual Meeting; however, all incumbent directors, as well as the nominees for election as director, are encouraged to attend each annual meeting of the stockholders of the Company. All incumbent directors attended the 2008 Annual Meeting.
Director Independence
The board of directors has determined that each director other than Patrick O’Brien and Andrew Calerich qualifies as an “Independent Director” as defined in the NYSE Amex listing standards.
Committees of the Board of Directors
The board of directors had three standing committees during 2008.
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Nominating and Corporate Governance Committee. The nominating and corporate governance committee has the power to evaluate and determine whether to nominate a candidate for a position on the Company’s board of directors. In determining whether to nominate a candidate, this committee considers relevant management experience, ability to enhance stockholder value and high professional ethics and values. Candidates may come to the attention of the nominating and corporate governance committee from current directors, stockholders, professional search firms, officers or other persons. The nominating and corporate governance committee will review all candidates in the same manner regardless of the source of the recommendation. In 2008, the nominating and corporate governance committee consisted of Nick DeMare, Jon Whitney, M.S. Minhas (who resigned from the Company’s board of directors in July 2008) and C. Scott Hobbs (who was appointed to the Company’s board of directors in July 2008), with Mr. Whitney being appointed the Chairman of the committee. The nominating committee met twice in 2008. A copy of the nominating and corporate governance committee’s charter can be found on our website at http://www.americanog.com.

•
Audit Committee. The audit committee of the Company reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls. The audit committee also reviews and approves the scope and performance of the Company’s independent registered public accounting firm. In 2008, the audit committee consisted of Nick DeMare, Jon Whitney, M.S. Minhas (who resigned from the Company’s board of directors in July 2008) and C. Scott Hobbs (who was appointed to the Company’s board of directors in July 2008), with Mr. DeMare being appointed the Chairman of the committee. During 2008, the audit committee met seven times. A copy of the audit committee’s charter can be found on our website at http://www.americanog.com. The audit committee reviews and assesses the adequacy of the audit committee charter annually. The board of directors has determined that each of the three current members of the audit committee qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

•
Compensation Committee. The compensation committee is empowered to advise management and make recommendations to the board of directors with respect to the compensation and other employment benefits of executive officers and key employees of the Company. The compensation committee members are Nick DeMare, Jon Whitney, M.S. Minhas (who resigned from the Company’s board of directors in July 2008) and C. Scott Hobbs (who was appointed to the Company’s board of directors in July 2008), with Mr. Hobbs being appointed the Chairman of the committee. During 2008, the compensation committee met two times. A copy of the compensation committee’s charter can be found on our website http://www.americanog.com.

Certain Transactions, Corporate Governance
Company policies provide that (a) our audit committee is to approve all related party transactions (as defined for financial reporting) before such transactions are consummated and (b) our nominating and corporate governance committee is to monitor and review any other issues involving potential conflicts of interest. The Company compiles information about transactions between the Company and its directors, officers, and greater-than-five-percent stockholders (and their immediate family members and their affiliated entities). Such information includes the nature of each transaction and the amount(s) involved. The board of directors reviews and evaluates this information, with respect to directors, as part of its assessment of each director’s independence. Based on a review of the transactions between the Company and its directors, officers, and greater than-five-percent stockholders (and their immediate family members, and their affiliated entities), the Company has determined that, during the 2008 fiscal year, it was not a party to any transaction (excluding compensation paid to a party as a Company director or employee) in which the amount involved exceeds $120,000 and in which (i) any of the Company’s directors, executive officers or any of their immediate family members or affiliates, has a direct or indirect material interest in the other party to the transaction, and (ii) any greater-than-five-percent stockholder of the Company {other than North Finn LLC (“North Finn”), as operator of some of our oil and gas projects and as described below} has a direct or indirect material interest in the other party to the transaction.
North Finn beneficially owns 8% of our common stock (including an option to acquire approximately 6% of our common stock) as noted in “Securities Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” below. North Finn is not a related party for financial reporting purposes because its beneficial ownership is less than 10% of our outstanding common shares, but it is a related party for transactions with greater-than-five-percent stockholders (and their affiliates). In 2008, in accordance with participation agreements entered into between the Company and North Finn, we paid a total of $9,951,449 in reimbursements to North Finn for our working interest share of oil and gas project costs paid by North Finn to project vendors. In 2008, we received a total of $1,852,793 from North Finn to either (a) reimburse us for its share of project costs (primarily lease acquisition costs) that we paid to project vendors or (b) pay us our proportionate share of project revenues received by North Finn on behalf of project working interest owners.
Communications With the Board of Directors
Stockholders may communicate with the board of directors, including the non-management directors, by sending a letter to Patrick D. O’Brien, our Chief Executive Officer and Chairman, at our principal executive office address. All such communications shall be shares with the members of the board of directors, or if applicable, a specified committee or director.

Report of the Audit Committee
The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The audit committee meets with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
The Audit Committee met during the fiscal year ended December 31, 2008 and subsequent to December 31, 2008 primarily for the following purposes: (1) to review and discuss with management (i) management’s risk assessments with regards to financial reporting for 2008, (ii) risks of fraud in 2008 by management and employees, (iii) adequacy of internal controls over financial reporting as of December 31, 2008, and (iv) management’s testing of internal controls, (2) to discuss with the Company’s independent registered public accounting firm, Hein & Associates, LLP (“H&A”), the overall scope and plans for H&A’s audit of the annual financial statements and H&A’s audit of the Company’s internal controls over financial reporting as of December 31, 2008, (3) to review and discuss with management and H&A a draft of the unaudited financial statements to be included in the Company’s Form 10-Q for each of the three months ended March 31, 2008, June 30, 2008 and September 30, 2008, (4) to review and discuss with management the draft of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, in particular the financials statements included in such Form 10-K, (5) to review and discuss with H&A, its judgments as to the quality, not just the acceptability, of the Company’s use of accounting principles and such other matters as are required to be discussed by H&A with the Audit Committee under Statement on Auditing Standard No. 61, as amended, and (6) to review the written disclosures and the letter received from H&A required by Independence Standards Board Standard No. 1, including written confirmation from H&A confirming H&A’s independence from management and the Company.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.
This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under those Acts.
The Audit Committee
Nick DeMare, Chairman
C. Scott Hobbs
Jon Whitney
Code of Business Conduct and Ethics
The Company has adopted both a Code of Business Conduct and Ethics and a Code of Ethics; each of which apply to all its employees, including its chief executive officer and chief financial officer. Copies of both of these codes are available at our website www.americanog.com.
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth information as of June 1, 2009 concerning the beneficial ownership of the Company’s voting common stock by: (a) each director, director nominee and named executive officer; (b) each person the Company knows to beneficially own more than 5% of the issued and outstanding shares of a class of common stock; and (c) all of the Company’s executive officers and directors as a group. The persons named in the table have sole voting and investment power with respect to all shares they owned, unless otherwise noted. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after June 1, 2009 are deemed exercised and outstanding, while these shares are not deemed exercised and outstanding for computing percentage ownership of any other person.

	Number of Shares of		Percent of Shares
	Common Stock Beneficially		of Common Stock
Name (1)	Owned		Outstanding**

Patrick D. O’Brien	2,873,859	(2)	5.92%
Andrew P. Calerich	1,468,853	(3)	3.01%
Nick DeMare	408,300	(4)	*
C. Scott Hobbs	98,500	(5)	*
Jon R. Whitney	195,000	(6)	*
Joseph B. Feiten	88,000	(7)	*
Don E. Schroeder	29,000		*
Peter T. Loeffler	160,000	(8)	*
Bobby G. Solomon	2,619,858	(9)	5.42%

Executive officers and directors as a group (nine persons)	7,941,370		16.44%

Kendall V. Tholstrom	2,433,858	(10)	5.04%
North Finn LLC 950 Stafford Casper, WY 82609	4,229,225	(11)	8.26%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	3,021,625	(12)	6.25%

*	Less than 1% of the issued and outstanding shares of the class.

**	Percentage is calculated on the basis of 48,307,399 shares, the total number of shares of voting common stock outstanding on June 1, 2009.

(1)	Unless otherwise stated, the address for each person in this table is 1050 17th Street, Suite 2400, Denver, Colorado 80265.

(2)
Includes options to purchase 250,000 shares of common stock that are currently exercisable at $1.25 per share, and 82,500 shares of restricted common stock that vest on January 14, 2014, or upon change of control.

(3)
Includes options to purchase 416,665 shares of common stock that are currently exercisable at $3.66 per share, and 90,000 shares of restricted common stock that vest on January 14, 2014, or upon change of control. 962,188 shares are pledged.

(4)
Includes options to purchase 65,000 shares of common stock that are currently exercisable at $6.03 per share, and 20,000 shares of common stock that are restricted until Mr. DeMare is no longer a Director.

(5)
Includes options to purchase 50,000 shares of common stock that are currently exercisable at $3.29 per share and 20,000 shares of common stock that are restricted until Mr. Hobbs is no longer a Director.

(6)
Includes options to purchase 65,000 shares of common stock that are currently exercisable at $6.03 per share, includes options to purchase 100,000 shares of common stock that are currently exercisable at $2.38 per share, and includes 20,000 shares of common stock that are restricted until Mr. Whitney is no longer a Director.

(7)	Includes 24,000 shares owned indirectly.

(8)	Includes options to purchase 30,000 shares of common stock that are currently exercisable at $3.37 per share.

(9)	Includes 82,500 shares of restricted common stock that vest on January 14, 2014, or upon change of control.

(10)	Includes 82,500 shares of Common Stock that vest on January 14, 2014, or upon change of control.

(11)
Includes an option to acquire 2,900,000 common shares in exchange for giving us certain oil and gas properties, as further explained in Note 13 to the audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2008. North Finn LLC has until July 31, 2012 to exercise the option and transfer the properties to us.

(12)
Based upon Amendment No. 4 to Schedule 13G dated February 17, 2009. According to Amendment No. 4 to Schedule 13G, Wellington Management Company, LLP has shared voting power with respect to 3,021,625 shares, and shared power to dispose of 3,021,625 shares.

Equity Compensation Plan Information
The following table shows the number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2008.

	Number of		Number of
	Securities To Be	Weighted	Securities
	Issued Upon	Average	Remaining
	Exercise of	Exercise Price	Available for
	Outstanding	of Outstanding	Future Issuance
	Options,	Options,	Under Equity
	Warrants and	Warrants and	Compensation
Plan Category	Rights	Rights	Plans

Equity compensation plans approved by security holders	3,087,000	$2.50	652,090
Equity compensation plans not approved by security holders	—	—	—

Total	3,087,000	$2.50	652,090

The table excludes (1) the aforementioned North Finn LLC unexercised option to receive 2,900,000 common shares in exchange for oil and gas properties and (2) warrants issued in 2005 expiring September 30, 2009 to buy 835,626 common shares at $6.00 per share. On January 14, 2009, the board of directors granted 427,500 share of stock to certain directors and employees, reducing to 224,590 the shares available for future issuance under existing plans approved by security holders.
EXECUTIVE COMPENSATION
Report of the Compensation Committee
We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in this proxy statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on our reviews and discussions with management, we recommend to the board of directors that the Compensation Discussion and Analysis referred to below be included in this proxy statement.
Submitted by the compensation committee of the board of directors of American Oil & Gas Inc.
C. Scott Hobbs (Chairman)
Nick DeMare
Jon Whitney
This Report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act unless the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our named executive officers for 2008 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Philosophy
Our overall compensation philosophy is to provide a compensation package that enables us to attract, retain and motivate named executive officers (“NEOs”) to achieve our short-term and long-term business goals. Consistent with this philosophy, the following goals provide a framework for our NEO compensation program:
•	Pay competitively to attract, retain and motivate NEOs;
•	Relate total compensation for each NEO to overall company performance as well as individual performance;
•	Aggregate the elements of total compensation to reflect competitive market requirements and to address strategic business needs;
•	Expose a portion of each NEO’s compensation to risk, the degree of which will positively correlate to the level of the NEO’s responsibility and performance; and
•	Align the interests of our NEOs with those of our stockholders.
Executive Compensation Program Overview
The executive compensation package available to our named executive officers is comprised of:
•	base salary,
•	cash bonuses at the discretion of our board of directors,
•	long-term incentive compensation and
•	other welfare and health benefits.
Base Salary
Base salary is designed to provide competitive levels of base compensation to our executives and be reflective of their experience, duties and scope of responsibilities. We pay competitive base salaries required to recruit and retain executives of the quality that we must employ to ensure the success of our Company. The Company’s compensation committee, which is comprised of all non-employee directors, determines the appropriate level and timing of increases in base compensation for the NEOs.
In making determinations of salary levels for the named executives, the compensation committee considers the entire compensation package for executive officers, including the equity compensation provided under long-term compensation plans. The Company intends for the salary levels to be consistent with competitive practices of comparable institutions and each executive’s level of responsibility. The compensation committee determines the level of any salary increase after reviewing:
•	the qualifications, experience and performance of the particular executive officer;
•	the compensation paid to persons having similar duties and responsibilities in other competitive institutions; and
•	the nature of the Company’s business, the complexity of its activities and the importance of the executive’s experiences to the success of the business.
The compensation committee reviews a survey of compensation paid to executive officers performing similar duties for oil and natural gas companies. The compensation committee reviews and adjusts the base salaries of the Company’s executive officers when deemed appropriate.

Cash Bonuses
Cash bonus awards are an important periodic tool in rewarding individual performance that is aligned with the objective of increasing stockholder value. Cash bonuses also help, in addition to other parts of an overall compensation package, to attract and retain executive officers. On a periodic basis, cash bonuses may be awarded to executive officers based on a subjective evaluation of the performance of the Company and such individual. The purpose of the Company’s cash bonuses is to have one component of cash compensation that is completely performance based. Cash bonuses are discretionary and not awarded pursuant to a formal plan or an agreement with any executive officer.
Equity Awards
Equity awards for our executives are granted from our 2004 Stock Option Plan (the “2004 Plan”) and our 2006 Stock Incentive Plan (the “2006 Plan,” and together with the 2004 Plan, the “Plans”). The compensation committee grants awards under the Plans in order to align the interests of the named executive officers with our stockholders, and to motivate and reward the named executive officers to increase the stockholder value of the Company over the long term.
Under the 2004 Plan and 2006 Plan, the Company had at December 31, 2008, 2,690 shares of our common stock and 649,400 shares of our common stock, respectively, eligible for issuance as awards to employees, officers, and directors of the Company and its related companies, as well as to other persons who provide services to the Company. The Plans provide for the grant of all equity awards to officers and directors; grants may include, but are not limited to, awards of stock options, restricted stock awards and restricted stock unit awards.
Executive management and the compensation committee believe that stock ownership is a significant incentive in aligning the interests of employees and stockholders, building stockholder value and retaining the Company’s key employees.
Health and Welfare Benefits
All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical and dental coverage. We provide these benefits to meet the health and welfare needs of employees and their families.
Employment Agreements
In order to retain the Company’s senior executive officers, the compensation committee and the board of directors of the Company determined it was in the best interests of the Company to enter into employment agreements with certain officers. The employment contracts are referenced as exhibits to our Report on Form 10-K. We entered into these agreements to ensure that the executives perform their respective roles for an extended period of time. In addition, we also considered the critical nature of each of these positions and our need to retain these executives when we committed to the agreements.
In July 2003, we entered into an employment agreement with Andrew Calerich, who was then our President and Chief Financial Officer. The three-year employment agreement called for a base salary of $8,000 per month, family health and medical benefits and payment of 500,000 shares of common stock upon continued employment as follows: 250,000 shares vesting on July 1, 2004 and 250,000 shares vesting on July 1, 2005. As part of the employment agreement, only that portion of the shares of common stock that had a market value equal to the income tax liability realized upon the vesting of the shares may have been sold prior to July 1, 2005. Effective April 21, 2005, a new five-year employment agreement was entered into and as a part of the new agreement, 125,000 of the 250,000 shares scheduled to vest on July 1, 2005 vested on May 1, 2005. The new agreement provided for a base annual salary of $95,000, and we granted options to purchase 500,000 shares of our common stock to Mr. Calerich at an exercise price of $3.66 per share, which was the closing price of our common stock on the date of grant. One-sixth of the options vested on each of April 21st of 2005, 2006, 2007, 2008 and 2009, and one-sixth of the options will vest on April 21, 2010. These options expire on the fifth anniversary of the date of vesting. Effective May 1, 2007, Mr. Calerich’s annual salary was increased to $180,000. In 2008, Mr. Calerich was granted a bonus of $30,000. Effective January 16, 2009, Mr. Calerich’s annual salary was increased to $207,000.
Effective April 21, 2005, we entered into an employment agreement with Patrick O’Brien, our Chief Executive Officer. The five-year agreement provided for base salary of $95,000 per year and family health and medical benefits. Effective January 16, 2009, Mr. O’Brien’s salary was increased to $142,500.

Effective June 29, 2006, we entered into an employment agreement with Joseph Feiten, our Chief Financial Officer. The five year agreement provided for a base salary of $144,000 per year, subject to salary increases and performance-based bonuses at the discretion of our board of directors. Effective May 1, 2007, Mr. Feiten’s annual salary was increased to $170,000. In 2008, Mr. Feiten was granted a bonus of $30,000. Effective January 15, 2009, Mr. Feiten’s annual salary was increased to $205,700. In November 2008, the board of directors granted Mr. Feiten and other employees who were not directors option exchanges, whereby Mr. Feiten exchanged stock options granted in June 2006 (250,000 shares at an exercise price of $4.95per share) and April 2008 (90,000 shares at an exercise price of $3.37 per share) for new stock options for 340,000 shares at an exercise price of $2.00, vesting one-fifth on November 5, 2009, 2010, 2011, 2012 and 2013 or upon a change in control.
Effective June 15, 2007, we entered into an employment agreement with Mr. Loeffler for a five-year term with an annual salary of $165,000, subject to salary increases and performance-based bonuses at the discretion of our board of directors. The Company also made a grant to Mr. Loeffler of 100,000 shares of the Company’s common stock, which was subject to a five-year vesting provision for all 100,000 shares. Effective January 16, 2009, our board of directors increased Mr. Loeffler’s annual salary to $204,600. In November 2008, the board of directors granted Mr. Loeffler and other employees who were not directors option exchanges, whereby Mr. Loeffler exchanged stock options granted in June 2007 (150,000 shares at an exercise price of $5.84 per share) and April 2008 (60,000 shares at an exercise price of $3.37 per share) for new stock options for 210,000 shares at an exercise price of $2.00, vesting one-fifth on November 5, 2009, 2010, 2011, 2012 and 2013 or upon a change in control. Mr. Loeffler retained an option granted in April 2008 and vested on April 17, 2009 to acquire 30,000 shares at an exercise price of $3.37 per share.
Our Vice President of Land, Don Schroeder, is employed at will and not subject to a long-term employment agreement.
Summary Compensation Table
The following table sets forth in summary form the compensation earned during the years ended December 31, 2008, 2007 and 2006 by our Chief Executive Officer, our Chief Financial Officer, and up to three additional most highly compensated executive officers, each of whom had total compensation (as defined by the SEC) exceeding $100,000. The individuals named in the following table are referred to collectively as the “Named Executive Officers,” or “NEOs.”

								Pensions &
					Stock	Option	Non-Equity	Deferred
Name and Principal					Awards	Awards	Incentive Plan	Earnings	All Other
Position	Year		Salary	Bonus	(A)	(A)	Compensation	(B)	Compensation		Total

Patrick O’Brien,	2008		$95,000	$30,000	—	—	—	—	$19,393	(C)	$144,393
Chief Executive	2007		$95,000	—	—	—	—	—	$15,986	(C)	$110,986
Officer	2006		$95,000	—	—	—	—	—	$15,158	(C)	$110,158
Andrew Calerich,	2008		$180,000	$30,000	—	$159,337	—	—	$28,751	(C)	$398,088
President	2007		$151,667	$25,000	—	$158,902	—	—	$25,502	(C)	$361,071
	2006		$95,000	—	—	$269,479	—	—	$20,077	(C)	$384,556
Joseph Feiten	2008		$170,000	$30,000	—	$50,639	—	—	$35,817	(C)	$286,455
Chief Financial	2007		$161,333	$20,000	—	$75,559	—	—	$12,187	(C)	$269,079
Officer	2006	(D)	$64,091	—	—	$132,797	—	—	$4,322		$201,210
Don Schroeder,	2008		$150,000	$30,000	$23,360	$62,371	—	—	$27,706	(C)	$293,438
VP of Land	2007	(E)	$115,568	—	$49,640	$79,289	—	—	$20,330	(C)	$264,827
	2006		—	—	—	—	—	—	—		—
Peter Loeffler,	2008		$165,000	$30,000	$116,800	$58,075	—	—	$32,413	(C)	$402,288
VP of Exploration &	2007	(F)	$90,000	—	$63,267	$57,812	—	—	$14,019	(C)	$225,098
Development	2006		—	—	—	—	—	—	—		—

(A)
The amounts in these columns reflect the dollar amount expensed for financial statement reporting purposes for the fiscal year ended December 31, 2006, 2007 or 2008, as applicable, in accordance with FAS 123(R) of awards and thus may include amounts from awards granted in and prior to such year.

(B)	This column reflects changes in pension value and non-qualified deferred compensation earnings. The Company has no pension plans or non-qualified deferred compensation plans.

(C)
Over 80% of such other compensation is for benefits available to all employees, primarily health and dental insurance and matching by the Company of employee 401(k) contributions, up to 5% of the employee’s salary and bonuses.

(D)	Mr. Feiten’s employment with the Company started on June 29, 2006.

(E)	Mr. Schroeder’s employment with the Company started on February 12, 2007.

(F)	Mr. Loeffler’s employment with the Company started on June 15, 2007.

2008 Grants of Plan Based Awards

		Estimated Future						All Other	All Other
		Payouts Under			Estimated Future			Stock Award:	Option Awards:			Grant Date
		Non-			Payouts Under			Number of	Number of		Exercise or	Fair Value of
		Equity Incentive Plan			Equity Incentive Plan			Shares of	Securities		Base Price	Stock and
		Awards			Awards			Stock	Underlying		of Option	Option
	Grant Date	A *	B*	C*	A *	B*	C*	or Units	Options		Awards	Awards
Patrick O’Brien	—	—	—	—	—	—	—	—	—		—	—

Andrew Calerich	—	—	—	—	—	—	—	—	—		—	—

Joseph Feiten	4/17/08	—	—	—	—	—	—	—	90,000		$3.37	$94,500
	11/5/08	—	—	—	—	—	—	—	340,000	**	$2.00	$183,600	**

Don Schroeder	4/17/08	—	—	—	—	—	—	—	90,000		$3.37	$94,500
	11/5/08	—	—	—	—	—	—	—	340,000	**	$2.00	$183,600	**

Peter Loeffler	4/17/08	—	—	—	—	—	—	—	90,000		$3.37	$94,500
	11/5/08	—	—	—	—	—	—	—	210,000	**	$2.00	$113,400	**

*	A = Threshold. B = Target. C = Maximum.

**
Options granted on November 5, 2008were in exchange for the surrender of options granted on April 17, 2008 and surrender of all options granted prior to 2008 for the same number of shares as granted on November 5, 2008. All previously granted options were surrendered except Mr. Loeffler did not exchange that portion of the April 17, 2008 option vesting on April 17, 2009 for 30,000 shares. The fair values of the old options surrendered in exchange for the new options were $52,367 for Joseph Feiten, $35,765 for Don Schroeder and $27,819 for Peter Loeffler.

***
The $3.37 exercise price corresponds to the $3.37 stock closing price at the date of grant. The $2.00 exercise price was set by the board of directors on the date such options were approved, November 5, 2008, when the Company’s common stock closed at $1.55 per share. All stock options granted in 2008 to these officers were under the 2006 Stock Incentive Plan other than (i) the options granted to Don Schroeder and (ii) a portion (280,000 shares) of the options granted to Joseph Feiten; which were granted under the 2004 Plan.

2008 Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout
			Equity						Number of	Value of
			Incentive						Unearned	Unearned
			Plan Awards:					Market	Shares,	Shares,
			Number of				Number of	Value of	Units or	Units or
			Securities				Shares or	Shares or	Other	Other
	Number of Securities		Underlying				Units of	Units of	Rights	Rights
	Underlying Unexercised		Unexercised	Option	Option		Stock That	Stock That	That Have	That Have
	Options (#)		Unearned	Exercise	Expiration		Have Not	Have Not	Not Vested	Not Vested
Name	Exercisable	Unexercisable	Options	Price	Date		Vested (#)	Vested ($)	(#)	(#)

Patrick O’Brien	125,000	—	—	$1.25	7/15/2009	*	—	—	—	—
Patrick O’Brien	125,000	—	—	$1.25	7/14/2010	*	—	—	—	—

Andrew Calerich	333,333	—	166,667	$3.66	10/21/2013	**	—	—	—	—

Joseph Feiten	—	—	340,000	$2.00	11/5/2016	**	—	—	—	—

Don Schroeder	—	—	340,000	$2.00	11/5/2016	**	—	—	16,000	$12,800

Peter Loeffler	—	—	210,000	$2.00	11/5/2016	**	—	—	100,000	$80,000
Peter Loeffler	—	—	30,000	$3.37	4/17/2014		—	—	—	—

*
Expiration dates reflect option terms as of December 31, 2008. On January 14, 2009, our board of directors extended the expiration date to July 15, 2014 for Mr. O’Brien’s stock options, but not options for other officers.

**
Average option expiration date. For Mr. Calerich’s stock options, options expire five years after vesting, i.e., options for 83,333 shares expire each April 21 of 2010, 2011, 2012, 2013, 2014 and 2015. For Mr. Feiten, Mr. Schroeder and Mr. Loeffler, the options with a $2.00 exercise price, granted November 5, 2008, vest one-fifth on the first five anniversary dates of grant (or upon an earlier change in control) and expire five years after vesting.

2008 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise (A)	Acquired on Vesting	on Vesting (B)

Patrick O’Brien	—	—	—	—

Andrew Calerich	—	—	—	—

Joseph Feiten	—	—	—	—

Don Schroeder	—	—	4,000	$17,720

Peter Loeffler	—	—	—	—

(A)
The value realized is equal to the amount that is taxable to the plan participant, which was the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(B)
The value realized by the named executive officer upon the vesting of stock or the transfer of such instruments for value is the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock or units by the market value of the underlying shares on the vesting date.

Potential Payments Upon Termination
Under current officer employment agreements, in the event that the board of directors determines, in its sole discretion, that it is in the best interests of the Company to terminate Patrick O’Brien, Andrew Calerich, Joseph Feiten, or Peter Loeffler, and the board of directors does not desire to base such termination for “Cause” (as defined in their respective employment agreements), then such terminated officer’s compensation and benefits will continue for three months (six months for Mr. Loeffler) after the effective date of such termination. For example, if the Board of Directors had terminated Mr. O’Brien, Mr. Calerich, Mr. Feiten and Mr. Loeffler at December 31, 2008, without Cause, such termination payments would have been $23,750, $45,000, $42,500 and $82,500, respectively, plus fringe benefits of less than $10,000.
Potential Payments Upon Change In Control
At December 31, 2008, the named executive officers had no rights to receive additional compensation upon a change in control of the Company, except: (a) the accelerated vesting of Mr. Loeffler’s rights to 100,000 shares of the Company’s common stock and (b) the accelerated vesting of stock options classified as “unearned” in the accompanying table “2008 Outstanding Equity Awards at Fiscal Year-End.” At December 31, 2008, such options had exercise prices more than double the $0.80 per share closing price of our common stock on that date, whereby the accelerated vesting of such options would have had less than $7,000 of value per affected named executive officer if there had been a change in control on December 31, 2008.
2008 Director Compensation Table
The following table contains information pertaining to the compensation of the Company’s board of directors for the 2008 fiscal year.

					Change
					in Pension Value
					and Nonqualified
	Fees Earned			Non-Equity	Deferred
	Or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	In Cash	Awards	Awards	Compensation	Earnings	Compensation	Total

Patrick O’Brien	—	—	—	—	—	—	—

Andrew Calerich	—	—	—	—	—	—	—

Jon Whitney	—	—	$48,750	—	—	—	$48,750

Scott Hobbs	—	—	$30,000	—	—	—	$30,000

Nick DeMare	—	—	$48,750	—	—	—	$48,750

M.S. Minhas	—	—	$24,375	—	—	—	$24,375
The amounts under Option Awards reflect the dollar amount expensed for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) of awards and thus may include amounts from awards granted in and prior to 2008.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Company’s compensation committee (Nick DeMare, Jon Whitney, C. Scott Hobbs and M.S. Minhas) (i) was, during the fiscal year, an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had a relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. During 2008, based solely on the Company’s review of these reports, it believes that the Company’s Section 16(a) reports were filed timely by its executive officers and directors, other than (i) one Form 4 filed by Mr. Schroeder on April 21, 2008 reporting a transaction on February 12, 2008, and (ii) one Form 4 filed by Mr. Hobbs on July 29, 2008 reporting a transaction on July 22, 2009.
ADDITIONAL INFORMATION
Stockholder Proposals for 2010
In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2009 fiscal year, proposals by individual stockholders must be received by us no later than March 26, 2010.
In order for a stockholder proposal that is not included in the Company’s proxy statement for next year’s annual meeting of stockholders following the end of our 2009 fiscal year to be properly brought before such meeting, such proposal must be delivered to, or mailed and received by, the Corporate Secretary at the Company’s executive offices no later than April 25, 2010.
Annual Report
A copy of the Company’s 2008 Annual Report to Stockholders accompanies this proxy statement. This report is not part of the proxy solicitation materials.
Upon written request, the Company will furnish to any stockholder without charge a copy of its annual report on Form 10-K for the year ended December 31, 2008. Such written requests should be directed to American Oil & Gas Inc., 1050 17th Street, Suite 2400, Denver, Colorado 80265, Attn: Secretary. Stockholders may also receive copies of our reports filed with the Securities and Exchange Commission (“SEC”) by accessing the SEC’s website at http://www.sec.gov/.

Appendix A to the Proxy Statement
AMERICAN OIL & GAS, INC.
AMENDED AND RESTATED
2006 STOCK INCENTIVE PLAN
This 2006 Stock Incentive Plan (the “Plan”) is adopted in consideration for services rendered and to be rendered to American Oil & Gas, Inc.
1.	Definitions.
The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:
Agreement: The written agreement (and any amendment or supplement thereto) between the Company and an Eligible Person designating the terms and conditions of an Award.
Award: Any Option, Restricted Stock or Restricted Stock Unit, together with any other right or interest granted to a Participant pursuant to this Plan.
Board: The Board of Directors of American Oil & Gas, Inc.
Change in Control: (i) The acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) of the beneficial ownership of more than fifty percent of the outstanding securities of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, (iv) a complete liquidation or dissolution of the Company, or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.
Code: The Internal Revenue Code of 1986, as amended, from time to time, including regulations thereunder and successor provisions and regulations thereto.
Common Stock: The Common Stock of American Oil & Gas, Inc.
Company: American Oil & Gas, Inc., a corporation incorporated under the laws of Nevada, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.
Compensation Committee: The Plan shall be administered by the Compensation Committee which shall consist of the Board or a committee of the Board as the Board may from time to time designate; .provided, however, that, unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3; and (ii) and an “outside director” as defined under Section 162(m) of the Code, unless administration of this Plan by an “outside director” has not been required in order to qualify for tax deductibility under Section 162(m) of the Code.

Continuous Status: The employment by, or relationship with, the Company or any Related Company is not interrupted or terminated. The Board, at its sole discretion, may determine whether Continuous Status shall be considered interrupted due to personal or other mitigating circumstances, including leaves of absence.
Date of Grant: The date on which an Option is granted under the Plan.
Eligible Person: Officers and Employees and other persons who provide services to the Company or any Related Company, including directors of the Company or any Related Company.
Employee: An Employee is an employee of the Company or any Related Company.
Exchange Act: The Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
Exercise Price: The price per share of Common Stock payable upon exercise of an Option.
Fair Market Value: Fair Market Value of a share of Common Stock shall be the closing price of a share on the date of calculation (or on the last preceding trading day if shares were not traded on such date) if the shares are readily tradable on a national securities exchange or other market system, and if the shares are not readily tradable, Fair Market Value shall be determined, in good faith, by the Compensation Committee.
Incentive Stock Options (“ISOs”): An Option granted with the intention that it qualify as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
Non-Incentive Stock Options (“Non-ISOs”): Options which are not intended to qualify as “Incentive Stock Options” under Section 422 of the Code or any successor provision thereto.
Option: The rights granted to an Eligible Person to purchase Common Stock pursuant to the terms and conditions of an Agreement.
Option Shares: The shares of Common Stock underlying an Option granted to an Eligible Person.
Optionee: An Eligible Person who has been granted an Option.
Participant: A person who has been granted an Option, Restricted Stock or a Restricted Stock Unit which remains outstanding, including a person who is no longer an Eligible Person.
Related Company: Any subsidiary of the Company and any other business venture in which the Company has a significant interest as determined in the discretion of the Compensation Committee.

Restricted Stock: An Award of shares of Common Stock granted to a Participant pursuant to Section 15, subject to any restrictions and conditions as are established pursuant to such Section 15.
Restricted Stock Unit: A right, granted to a Participant pursuant to Section 15, to receive Common Stock, cash or a combination thereof at the end of a specified deferral period.
Rule 16b-3: Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan.
Securities Act: The Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
2.	Purpose and Scope.
(a)
The purpose of this Plan is to advance the interests of the Company and its stockholders by affording Eligible Persons an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in this Company.

(b)
This Plan authorizes the Compensation Committee to grant Options to purchase shares of Common Stock to Eligible Persons selected by the Compensation Committee while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters.

3.	Administration of the Plan.
(c)
The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have the authority granted to it under this section and under each other section of the Plan. The Compensation Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted pursuant to the Plan. Such Awards may be granted either alone, in addition to, or in tandem with, any other type of Award.

(d)
In accordance with and subject to the provisions of the Plan and Rule 16b-3, the Compensation Committee shall select the Eligible Persons to receive Awards, shall determine (i) the number of shares of Common Stock, Restricted Stock or Restricted Stock Units to be subject to each Award, (ii) the time at which each Award is to be granted, (iii) the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Award is restricted, (iv) the Fair Market Value of the Common Stock, (v) whether to accelerate the time of exercisability of any Award that has been granted, (vi) the period or periods and extent of exercisability of the Options, and (vii) the manner in which an Option becomes exercisable. In addition, the Compensation Committee shall fix such other terms of each Option, Restricted Stock Award and Restricted Stock Units as the Compensation Committee may deem necessary or desirable. The Compensation Committee shall determine the form, terms and provisions of each Agreement to evidence each Award (which need not be identical).

(e)
The Compensation Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Compensation Committee shall keep minutes of its meetings and those minutes shall be available to every member of the Board.

(f)
All actions taken and all interpretations and determinations made by the Compensation Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Compensation Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Compensation Committee shall, in addition to rights they may have if Directors of the Company, be fully protected by the Company with respect to any such action, determination or interpretation.

4.
The Common Stock. The Board is authorized to appropriate, issue and sell for the purposes of the Plan, and the Compensation Committee is authorized to grant Options, Restricted Stock and Restricted Stock Units with respect to, a total number, not in excess of 3,000,000 shares of Common Stock, either treasury or authorized but unissued, as adjusted pursuant to Section 16. All or any unsold shares subject to an Option, Restricted Stock or Restricted Stock Units that for any reason expires or otherwise terminates may again be made subject to Options, Restricted Stock or Restricted Stock Units under the Plan. No Eligible Person may be granted Options, Restricted Stock and Restricted Stock Units under this Plan covering in excess of an aggregate of 500,000 Option Shares and shares of Restricted Stock and Restricted Stock Units in any calendar year, subject to adjustments pursuant to Section 16.

5.
Eligibility. Options which are intended to qualify as ISOs will be granted only to Employees. Eligible Persons may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise, and may hold Restricted Stock and Restricted Stock Units under the Plan.

6.
Option Price. The Exercise Price for the Option Shares shall be established by the Compensation Committee or shall be determined by a method established by the Compensation Committee; provided that the Exercise Price to be paid by Optionees for the Option Shares that are intended to qualify as ISOs, shall not be less than 100 percent of the Fair Market Value of the Option Shares on the Date of Grant (or, in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, 110 percent of the Fair Market Value of the Option Shares on the Date of Grant).

7.	Duration and Exercise of Options.
(g)	The option period shall commence on the Date of Grant and shall be as set by the Compensation Committee, but not to exceed 10 years in length.
(h)
The Compensation Committee may determine whether any Option shall be exercisable in installments only; if the Compensation Committee determines that an Option shall be exercisable in installments, it shall determine the number of installments and the percentage of the Option exercisable at each installment date. All such installments shall be cumulative.

(i)
The Compensation Committee shall establish and set forth in each Agreement that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a termination of Continuous Status, any of which provisions may be waived or modified by the Compensation Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A of the Code.

(j)
Each Option shall be exercised in whole or in part by delivering to the Company (or to a brokerage firm designated or approved by the Company) of written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the Exercise Price for the Option Shares purchased as set forth in Section 8; provided, that an Option may not be exercised in part unless the aggregate purchase price for the Option Shares purchased is at least $1,000.

(k)	No Option may be granted under this Plan until the Plan is approved by the shareholders of the Company as provided in Section 17 below.
8.
Payment for Option Shares. If the aggregate purchase price of the Option Shares purchased by any Optionee at one time exceeds $5,000, the Compensation Committee may permit all or part of the Exercise Price for the Option Shares to be paid by delivery to the Company for cancellation shares of the Company’s Common Stock owned by the Optionee with an aggregate Fair Market Value as of the date of payment equal to the portion of the Exercise Price for the Option Shares that the Optionee does not pay in cash. In the case of all other Option exercises, the Exercise Price shall be paid in cash or check upon exercise of the Option, except that the Compensation Committee may permit an Optionee to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party broker-dealer in securities approved by the Compensation Committee to sell some or all of the Option Shares acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

9.
Relationship to Employment or Position. Nothing contained in the Plan, or in any Option, Restricted Stock Award or Restricted Stock Units granted pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by, or other relationship with, the Company, or interfere in any way with the right of the Company to terminate the Participant’s employment as an Employee or other position or relationship, at any time.

10.
Nontransferability of Option. Except as otherwise provided by the Compensation Committee, no Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution.

11.
Rights as a Stockholder. No person shall have any rights as a shareholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 16, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

12.
Securities Laws Requirements. No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws, restrictions and conditions, and the Company may comply therewith and issue “stop transfer” instructions to its transfer agent and registrar in good faith without liability.

13.	Disposition of Shares.
(l)
Each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (a) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; (b) that no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; and (c) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the Company; and (d) that if he is subject to reporting requirements under Section 16(a) of the Exchange Act, (i) he will not violate Section 16(b) of the Exchange Act, (ii) he will furnish the Company with a copy of each Form 4 and Form 5 filed by him or her, and (iii) he will timely file all reports required under the federal securities laws.

(m)
Each Optionee shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an ISO, within two years after the grant of such ISO or within one year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Company may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an ISO to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this section.

14.
Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which ISO’s are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the Date of Grant under the Code (the Fair Market Value being determined as of the Date of Grant for the Option), such portion in excess of $100,000 shall be treated as Non-ISO’s.

15.	Restricted Stock and Restricted Stock Units.
(n)	Restricted Stock. The Compensation Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
i.
Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Compensation Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Compensation Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

ii.
Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Compensation Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Compensation Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

iii.
Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Compensation Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Compensation Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

(o)
Restricted Stock Units. The Compensation Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Common Stock at the end of a specified deferral period, subject to the following terms and conditions:

i.
Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Compensation Committee (or, if permitted by the Compensation Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Compensation Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Compensation Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Common Stock in the amount equal to the Fair Market Value for the specified number of shares of Common Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Compensation Committee at the date of grant or thereafter.

ii.
Dividend Equivalents. Unless otherwise determined by the Compensation Committee at date of grant, Dividend Equivalents on the specified number of shares of Common Stock covered by an Award of Restricted Stock Units shall be either (a) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (b) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Compensation Committee shall determine or permit the Participant to elect.

(p)
Waiver of Restrictions. The Compensation Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions, or restrictions on any Restricted Stock or Restricted Stock Units under such circumstances and subject to such terms and conditions as the Compensation Committee shall deem appropriate; provided, however, that the Compensation Committee may not adjust performance goals for any Restricted Stock or Restricted Stock Units intended to be exempt under Section 162(m) of the Code for the year in which the Restricted Stock or Restricted Stock Unit is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

16.
Change in Stock, Adjustments, Etc. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then appropriate adjustment shall be made by the Compensation Committee to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Options, Restricted Stock and Restricted Stock Units as provided in the respective Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

17.
Effective Date of Plan; Termination Date of Plan. Subject to the approval of the Plan by the affirmative vote of the holders of a majority of the Company’s securities entitled to vote and represented at a meeting duly held in accordance with applicable law, the Plan shall be deemed effective July 21, 2006. The Plan shall terminate at midnight on July 21, 2016, except as to Options previously granted and outstanding under the Plan at that time. No Options, Restricted Stock and Restricted Stock Units shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options, Restricted Stock and Restricted Stock Units then outstanding under the Plan.

18.
Withholding Taxes. The Company, or any Related Company, may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company, or any Related Company, is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Award including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of Option Shares or Restricted Stock.

19.
Change in Control. In the event of a Change in Control of the Company, (a) the Compensation Committee, in its discretion, may, at any time an Award is granted, or at any time thereafter, accelerate the time period relating to the exercise or realization of any Options, Restricted Stock and Restated Stock Units, and (b) with respect to Options, Restricted Stock and Restricted Stock Units, the Compensation Committee in its sole discretion may, at any time an Award is granted, or at any time thereafter, take one or more of the following actions, which may vary among individual Participants: (i) provide for the purchase of an Option, Restricted Stock and Restricted Stock Units for an amount of cash or other property that could have been received upon the exercise of the Option, Restricted Stock and Restricted Stock Unit had the Option been currently exercisable, (ii) adjust the terms of the Awards in a manner determined by the Compensation Committee to reflect the Change in Control, (iii) cause the Awards to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options, Restricted Stock and Restricted Stock Units, or the substitution for such Options, Restricted Stock and Restricted Stock Units of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Plan and such Options, Restricted Stock and Restricted Stock Units, or the new options and rights substituted therefor, shall continue in the manner and under the terms so provided, (iv) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised for a limited period of time on or before a specified date fixed by the Compensation Committee, after which specified date, all unexercised Options and all rights of Optionees thereunder shall terminate, or (v) make such other provision as the Committee may consider equitable.

20.	Amendment.
(q)
The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the right of a Participant under an outstanding Agreement. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by law or agreement.

(r)	The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant’s consent.
(s)
Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.

21.	Other Provisions.
(t)
The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

(u)	Any expenses of administering the Plan shall be borne by the Company.
(v)
This Plan shall be construed to be in addition to any and all other compensation plans or programs. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

(w)
The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Nevada.

* * * * * * * *

AMERICAN OIL & GAS INC.
1050 17th Street, Suite 2400, Denver, CO 80265
*** PROXY ***

This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Patrick D. O’Brien and Andrew P. Calerich, or either of them, as proxies, with full power of substitution and revocation, the true and lawful attorney and proxies of the undersigned at the Annual Meeting of Stockholders of American Oil & Gas Inc. (the “Company”) to be held at 9:00 am (Denver, Colorado time) on July 23, 2009, at Patton Boggs LLP, 1801 California Street, Suite 4900, Denver, Colorado 80202, or any adjournments thereof, to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of common stock of the Company as the undersigned may otherwise be entitled to vote on the record date for the Annual Meeting with all powers the undersigned would possess if personally present at the Annual Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of Stockholders, dated June 22, 2009, and the accompanying proxy statement of the Company.
1.	Election of the board of directors until the next Annual Meeting
☐ For all nominees listed below (except as marked to the contrary)

	For the Nominee	Against the Nominee	Abstain

1. Patrick D. O’Brien	☐	☐	☐
2. Andrew P. Calerich	☐	☐	☐
3. C. Scott Hobbs	☐	☐	☐
4. Nick DeMare	☐	☐	☐
5. Jon R. Whitney	☐	☐	☐
2.	Approval of the amendment to the 2006 Stock Incentive Plan to increase the authorized shares.

☐ For	☐ Against	☐ Abstain
3.	Ratification of the employment of Hein & Associates, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2009.

☐ For	☐ Against	☐ Abstain
4.	Any other business as may properly come before the Annual Meeting or any adjournment thereof.

☐ For	☐ Against	☐ Abstain
Each of the Proxies is authorized to vote upon such other business that may properly come before the Annual Meeting. The board of directors recommends a vote “FOR” all proposals listed. If no directions are given by the person(s) executing this Proxy, the shares will be voted in favor of all listed proposals. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and unless otherwise specified, the shares will be voted for all proposals.
Please date and sign this Proxy exactly as your name appears on your certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

			,	2009

Please print or type your name here	Signature	Date

			,	2009

Please print or type your name here	Signature	Date
Please mark, sign, date and return this Proxy promptly to the addressee in the enclosed stamped envelope. If you have had a change of address, please print or type your new address on the line below: